Exhibit 10.2(c)

June 1, 2013

Krom River Trading AG

Walker House

87 Mary Street

George Town

Grand Cayman KY1-9002

Cayman Islands

Attention: Mr. Giles Hill

Re:	Management Agreement Renewals

Dear Mr. Hill:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2014 and all other provisions of the Management Agreements will remain unchanged.

•	Commodity Advisors Fund L.P.

•	Tactical Diversified Futures Fund L.P.

•	KR Master Fund L.P.

•	MSSB Spectrum Currency & Commodity L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Damian George at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1292.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Damian George
Damian George
Chief Financial Officer & Director

KROM RIVER TRADING AG

By:	/s/ Mike Cartier /s/ Itay Simkin

Print Name:	Mike Cartier COO Itay Simkin CEO

DG/sr